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                                                                   Exhibit 10.11

                              CONSULTING AGREEMENT

          This Agreement is made as of the 13th day of August, 1996 between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin 53005-6066 (the "Company"), and Dennis G. Punches, an individual residing in the State of Florida (the "Consultant").

                                 R E C I T A L S

          WHEREAS, the Consultant is a founder and long-time employee of the Company and is presently serving as Chairman of the Board of Directors of the Company;

          WHEREAS, during the term of his employment with the Company, the Consultant has actively established and maintained relationships with the Company's key customers and strategic partners;

          WHEREAS, the Consultant possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, OSI Holdings Corp., Boxer Acquisition Corp. and the Company have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement");

          WHEREAS, the Company desires to secure the continued services of the Consultant on behalf of the Company after consummation of the transactions contemplated by the Merger Agreement, and the Consultant desires to continue providing such services to the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1. Engagement, Duties. The Company hereby engages the Consultant to provide such advisory and consulting services to the Company as shall be mutually agreed between the Consultant and the Company from time to


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time, and the Consultant accepts such engagement for the term specified in
Section 2 below (the "Term").

          2. Effectiveness; Term. The Term shall begin at the Effective Time (as defined in the Merger Agreement) and continue until the third anniversary date of the Effective Time, unless earlier terminated by either party with thirty days notice to the other.

          3. Fee. The Company shall pay to the Consultant $150,000 on the third anniversary date of the Effective Time.

          4. Expenses. The Consultant shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with Company policy and upon receipt of appropriate documentation.

          5. Independent Contractor. It is the express intention of the parties that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of the Company. Nothing in this contract shall be interpreted or construed as creating or establishing a relationship of employer and employee between the Company and Consultant or any employee or agent of Consultant.

          6. Secret Processes and Confidential Information. For the Term and thereafter, (a) the Consultant will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations or finances of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company and (b) the Consultant will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Consultant has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Consultant. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Consultant, alone or with others, while a consultant of the Company, shall be and become the sole property of the Company, unless released in writing by


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the Company, and the Consultant hereby assigns any and all rights therein or thereto to the Company.

          During the term of this Agreement and thereafter, the Consultant shall not take any action to disparage or criticize to any third parties any of the services of the Company or to commit any other action that injures or hinders the business relationships of the Company.

          All files, records, documents, memorandums, notes or other documents relating to the business of Company, whether prepared by the Consultant or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to the Company and not retained by the Consultant upon termination of this Agreement for any reason whatsoever.

          7. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

               If to the Consultant:

                             c/o Payco American Corporation
                             180 North Executive Drive
                             Brookfield, Wisconsin  53005-6066

               If to the Company:

                             Payco American Corporation
                             180 North Executive Drive
                             Brookfield, Wisconsin  53005-6066


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               With a copy to:

                             McCown De Leeuw & Co.
                             101 East 52nd Street
                             31st Floor
                             New York, New York 10022
                             Attention: David E. King

The Company shall give the Consultant written notice of any default under this Agreement and afford the Consultant fifteen days to cure such default.

          8. General.

          (a) Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b) Assignability. The Consultant may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c) Enforcement Costs. In the event that either the Company or the Consultant initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.


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          (d) Binding Effect. This Agreement is for the engagement of the
Consultant, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration. Notwithstanding the term of engagement hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Survival. The covenants set forth in Section 6 of this Agreement shall survive and shall continue to be binding upon the Consultant as set forth in such Sections notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 6 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by the Consultant against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          (h) Remedies. The parties recognize that the performance of the obligations under Section 6 of this Agreement by the Consultant is special, unique and extraordinary in character, and that in the event of the breach by the Consultant of the terms and conditions of Section 6 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by the Consultant or to enjoin the Consultant from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.


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          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                        PAYCO AMERICAN CORPORATION

                                        By:   /s/ William W. Kagel
                                           ----------------------------
                                           Name: William W. Kagel
                                           Title: Senior Vice President

                                        CONSULTANT

                                           /s/ Dennis G. Punches
                                           ----------------------------
                                        Dennis G. Punches